UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2013

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (913) 951-2132

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2013, Aratana Therapeutics, Inc. (the “Company”) and Louise A. Mawhinney entered into a transition agreement (the “Transition Agreement”), confirming the cessation of her service as the Company’s Chief Financial Officer on November 8, 2013 and providing for her continued employment with the Company from such date until February 28, 2014 (the “Transition Period”). During the Transition Period, Ms. Mawhinney will continue to receive her current base salary and continued vesting of her equity awards.

Under the terms of the Transition Agreement, if Ms. Mawhinney remains employed with the Company through February 28, 2014 (the “Resignation Date”), or the Company terminates Ms. Mawhinney’s employment without cause or she resigns for good reason prior to the Resignation Date, then, subject to her executing a general release of claims, Ms. Mawhinney will be entitled to receive (i) six months of continued base salary (which totals $137,500 less standard deductions and withholding), (ii) an amount equal to 50% of her target cash bonus for 2013 (which amount equals $41,250), (iii) payment of up to six months of insurance premiums for continuation coverage under the Company’s group health plans, (iv) accelerated vesting of all option awards which would have vested during the 6 months following her termination had she remained employed with the Company, and (v) full accelerated vesting of all restricted common stock awards. If Ms. Mawhinney’s employment is terminated due to her death or complete disability, she will be entitled to receive accelerated vesting of all equity awards which would have vested during the 12 months following her termination had she remained employed with the Company. The foregoing amounts are in lieu of any separation payments or benefits to which Ms. Mawhinney would be entitled under her employment agreement with the Company.

The foregoing description of the Transition Agreement does not purport to be complete, and is qualified by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1 Transition Agreement, dated as of November 26, 2013, between Aratana Therapeutics, Inc. and Louise A. Mawhinney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: December 2, 2013	By:	/s/ Steven St. Peter

Steven St. Peter, M.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Transition Agreement, dated as of November 26, 2013, between Aratana Therapeutics, Inc. and Louise A. Mawhinney.